Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-271860) pertaining to the 2023 Equity Incentive Plan of CLPS Incorporation and Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-271860) of CLPS Incorporation,

(2)	Registration Statement (Form F-3 No. 333-254910) and Amendment No.1 to the Registration Statement (Form F-3 No. 333-254910) of CLPS Incorporation, and

(3)	Registration Statement (Form F-3 No. 333-266951) and Amendments No.1, No.2, No.3 and No.4 to the Registration Statement (Form F-3 No. 333-266951) of CLPS Incorporation;

of our report dated October 18, 2024, with respect to the consolidated financial statements of CLPS Incorporation included in this Annual Report (Form 20-F) of CLPS Incorporation for the year ended June 30, 2024.

/s/ Ernst & Young Hua Ming LLP

Shanghai, The People’s Republic of China

October 18, 2024